UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 30, 2013

VIRTUAL PIGGY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-53944	35-2327649
(Commission File Number)	(IRS Employer Identification No.)

1221 Hermosa Avenue, Suite 210
Hermosa Beach, CA	90254
(Address of principal executive offices)	(Zip Code)

(310) 853-1949
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

Commencing May 30, 2013, Virtual Piggy, Inc. (the “Company”) will be presenting at certain investor conferences and investor meetings using the slide presentation attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 is being furnished and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Statements contained in the presentation attached as Exhibit 99.1 that relate to the Company’s future performance are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in the e-commerce or payments industry; the markets in which we operate; competition; problems or delays integrating our merchants, commercializing and delivering new products; potential loss of key merchants; uncertainty in the credit and financial markets; ability to protect the Company’s proprietary technology; and other factors described more fully in the Company’s Form 10-K for the year ended December 31, 2012, and other subsequent filings, including the Form 10-Q for the period ended March 31, 2013, filed with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. The Company undertakes no obligation to update any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished as part of this report:

 (d)  Exhibits.

Exhibit No.   Description

99.1   Presentation by Virtual Piggy, Inc. dated May 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: May 30, 2013	By:	/s/ Joseph Dwyer
Joseph Dwyer
Chief Financial Officer